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                                                                      EXHIBIT 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the incorporation by reference in the following: (i) Registration Statement No. 2-92404 on Form S-8, filed July 26, 1984; (ii) Registration Statement No. 33-41007 on Form S-8 filed June 7, 1991; (iii) Registration Statement No. 33-61183 on Form S-8 filed July 20, 1995; (iv) Registration Statement No. 33-06315 on Form S-8 filed June 19, 1996; (v) Registration Statement No. 333-78037 on Form S-8 filed May 7, 1999; (vi) Registration Statement No. 333-81173 on Form S-8 filed June 21, 1999; (vii) Registration Statement No. 333-91865 on Form S-8 filed December 1, 1999, (viii) Registration Statement No. 333-110451 on Form S-3 filed November 13, 2003 (as amended by Amendment No. 1 filed January 20, 2004) and (ix) Registration Statement No. 333-116626 on Form S-8 filed June 18, 2004 of GATX Corporation, of our reports dated March 4, 2005 with respect to the consolidated financial statements and schedules of GATX Corporation, GATX Corporation management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of GATX Corporation, included in this Annual Report on Form 10-K for the year ended December 31, 2004.

                                          ERNST & YOUNG LLP

March 10, 2005
Chicago, Illinois

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